SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 31, 2003

PIONEER DRILLING COMPANY

(Exact name of registrant as specified in its charter)

State of Texas	2-70145	74-2088619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9310 Broadway, Building 1 San Antonio, Texas		78217
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code   (210) 828-7689

(Former name or former address, if changed since last report.)

Item 1. Changes in Control of Registrant.

On March 31, 2003, Chesapeake Energy Corporation (“Chesapeake Energy”), acquired 5,333,333 shares (the “Acquired Shares”) of our Common Stock, par value $0.10 per share (the “Common Stock”) at a cost of $20,000,000 pursuant to a Common Stock Purchase Agreement dated March 31, 2003, between Chesapeake Energy and us which is filed herewith as Exhibit 4.1.  The purchase price for the Acquired Shares was funded by Chesapeake Energy from working capital and general corporate funds, one of the sources of which is the revolving bank facility maintained by Chesapeake Energy and its subsidiary entities in the ordinary course of business.  To our knowledge, Chesapeake Energy does not own any securities issued by us other than the Acquired Shares.

In connection with the Stock Purchase Agreement, Chesapeake Energy was granted the preemptive right to acquire equity securities to be issued by us in the future and a right, under certain circumstances, to request registration of the Acquired Shares under the Securities Act of 1933.

WEDGE Energy Services, L.L.C. (“WEDGE”) and its affiliates currently own 7,253,007 shares of our Common Stock.  WEDGE and its affiliates also hold a $28 million 6.75% Convertible Subordinated Debentures (the “Debentures”) that is convertible into 6,500,000 shares of Common Stock at a rate of $4.31 of debt per share of Common Stock.  To our knowledge, neither WEDGE nor its affiliates own any other securities issued by us.

Based on 21,700,792 shares of Common Stock issued and outstanding as of April 9, 2003, Chesapeake Energy owns approximately 24.58% of the outstanding Common Stock, or approximately 22.67% of the outstanding Common Stock assuming the exercise of all currently outstanding options and warrants to acquire shares of Common Stock, but not assuming the conversion of the Debentures.  Assuming the conversion of the Debentures into 6,500,000 shares of Common Stock, we would have 28,200,792 shares of Common Stock issued and outstanding as of April 9, 2003, and Chesapeake Energy would own approximately 18.91% of the outstanding Common Stock, or approximately 17.76% of the outstanding Common Stock assuming the exercise of all currently outstanding options and warrants to acquire shares of Common Stock.

Based on 21,700,792 shares of Common Stock issued and outstanding as of April 9, 2003, WEDGE and its affiliates own approximately 33.42% of the outstanding Common Stock, or approximately 30.93% of the outstanding Common Stock assuming the exercise of all currently outstanding options and warrants to acquire shares of Common Stock, but not assuming the conversion of the Debentures.  Assuming the conversion of the Debentures into 6,500,000 shares of Common Stock, we would have 28,200,792 shares of Common Stock issued and outstanding as of April 9, 2003 and WEDGE and its affiliates would own 13,753,007 shares of Common Stock, which would represent approximately 48.77% of the outstanding Common Stock.  Assuming the conversion of the Debentures into 6,500,000 shares of Common Stock and the exercise of all currently outstanding options and warrants to acquire shares of Common Stock, we would have 30,025,792 shares of Common Stock issued and outstanding as of April 9,

2003 and Wedge and its affiliates would own 13,778,007 shares of Common Stock, which would represent approximately 45.89% of the outstanding Common Stock.

Item 7. Exhibits.

No.	Document
4.1	Common Stock Purchase Agreement dated March 31, 2003, between Pioneer Drilling Company and Chesapeake Energy Corporation.
4.2	Registration Rights Agreement dated March 31, 2003, among Pioneer Drilling Company, WEDGE Energy Services, L.L.C., William H. White, an individual, and Chesapeake Energy Corporation.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 9, 2003	PIONEER DRILLING COMPANY

		By:	/s/ Wm. Stacy Locke
Wm. Stacy Locke, President